Exhibit 10.3

19505 Biscayne Blvd. • Suite 2350 • Aventura, FL 33180 • legal@ascentpartnersllc.com

To:	Profusa, Inc. 626 Bancroft Way, Suite A Berkeley, CA Attention: Fred Knechtel, CFO

April 20, 2026

Re: Issuance and Registration of Warrant

Reference is made to (A) the Securities Purchase Agreement, dated as of February 11, 2025 (as modified to the date hereof, the “Purchase Agreement”), by and among Profusa, Inc., a Delaware corporation (together with its successors and permitted assigns, the “Company”), Ascent Partners Fund LLC, a Delaware limited liability company (“Ascent”) and the other Purchasers from time to time party thereto and Ascent, as collateral agent for the Purchaser Parties, as defined therein (together with its successors and permitted assigns, the “Collateral Agent”), (B) that certain Amendment No. 4 to the Securities Purchase Agreement and the Pledge Agreement, dated as of April 2, 2026 (the “Amendment”), and (C) that certain Warrant to Purchase Shares of Common Stock of Profusa, Inc., dated as of the date hereof, entitling the holder thereof to purchase 3,333,333 shares of Common Stock, as provided therein (the “Warrant”).

Pursuant to the Amendment and in connection with the Additional Closing which occurred on April 2, 2026, the Company and Ascent agreed that the Company would issue a Warrant to Purchase Shares of Common Stock of Profusa, Inc. entitling Ascent to purchase 1,111,111 shares of Common Stock (“Amendment Warrant”), within 5 days of the Amendment Effective Date (as defined in the Amendment). Pursuant to the terms of this letter the parties agree that Ascent waives the Event of Default caused by the Company’s failure to deliver the Amendment Warrant as required pursuant to the Amendment provided that the Company delivers the duly executed Warrant to Ascent on the date hereof.

The Warrant shall constitute a “Transaction Document” as defined in the Purchase Agreement and failure to deliver the Warrant on the date hereof shall constitute an immediate Event of Default under all Notes issued under the Purchase Agreement.

The Company shall, upon written demand of Ascent (a “Demand Notice”), register, all or portion of the shares of Common Stock issuable under the Warrant (the “Warrant Shares”). Within thirty (30) days after effective delivery of the Demand Notice by Ascent, the Company shall file a registration statement with the SEC covering the portion of the Warrant Shares identified in such Demand Notice.

If, at any time while the Warrant remains outstanding, no effective registration statement filed with the SEC covers all of the Warrant Shares and the Company intends to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity Securities (other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity Securities to be issued solely in connection with any acquisition of any entity or business or equity Securities issuable in connection with the Company’s stock option or other employee benefit plans), then the Company shall deliver to Ascent a written notice of such determination and, if within fifteen (15) days after the date of the delivery of such notice, Ascent shall so request in writing, the Company shall, as soon as practicable, include in such registration statement all or any part of such Warrant Shares that Ascent requests to be registered.

This letter is a Transaction Document and is limited as written.

The execution, delivery and effectiveness of this letter shall not, except as expressly provided herein, (A) waive or modify any Default or Event of Default (whether or not existing on the date hereof), right, power or remedy under, or any other provision of, any Transaction Document (in each case, other than any failure to comply with any provision of a Transaction Document amended hereby that would not have been a failure if such Transaction Document had been amended as provided herein prior to the date hereof) or (B) commit or otherwise obligate Ascent or the Collateral Agent to enter into or consider entering into any other consent, waiver or modification of any Transaction Document or make any further purchases or other advances pursuant to any Transaction Documents. This letter does not constitute a novation of the Purchase Agreement or any Transaction Document.

Each Company Party hereby agrees that it continues to guaranty, jointly and severally, absolutely, unconditionally and irrevocably, pursuant to the Guaranty, as primary obligor and not merely as surety, the full and punctual payment when due of the Obligations of any other Company Party owing under the Transaction Document as modified hereby (subject to the limitations set forth in the applicable Guaranty) and that the terms hereof shall not affect in any way its obligations and liabilities, as expressly modified hereby, under the Transaction Documents. Each Company Party hereby reaffirms (a) all of its obligations and liabilities under the Transaction Documents as modified hereby, and agrees that such obligations and liabilities shall remain in full force and effect and (b) all Liens granted under the Transaction Documents, and agrees that such Liens shall continue to secure the Obligations.

In further consideration for the execution of this letter by Ascent and without limiting any rights or remedies Ascent or any of its Related Parties may have, each Company Party hereby releases Ascent and each of its Related Parties (each a “Releasee” and, collectively, the “Releasees”) against any and all claims and from any other Losses of any Company Party or any Subsidiary thereof, whether or not relating to any Transaction Document, any obligation or liability owing thereunder, any asset of any Company Party or any of their Subsidiaries or Affiliates, or any legal relationship that exists or may exist between any Releasee and any Company Party or any Subsidiary of any Company Party. Each Company Party, each for itself and for its Subsidiaries, acknowledges and agrees that it or its Subsidiaries may discover information later that could have affected materially their willingness to agree to the release in this paragraph and that neither such possibility, which it took into account when executing this letter, nor such discovery, as to which it expressly assumes the risk, shall affect the effectiveness of the release in this paragraph, and waives the benefit of any legal requirement that may provide otherwise.

As a Transaction Document, this letter is subject to various interpretative and miscellaneous sections set forth in the Purchase Agreement and other Transaction Documents that apply expressly to all Transaction Documents, located principally Article VI (Miscellaneous) of the Purchase Agreement (but also, without limitation, in Section 4.14 (Indemnification) thereof), including Section 6.2 (Fees and Expenses) thereof (which provides, without limitation, reimbursement to the Purchaser Parties for fees, costs and expenses of negotiation, preparation, execution and signing of this letter or otherwise relating to this letter or the transactions contemplated herein) and Sections 6.3(a) (Entire Agreement), 6.3(b) (Amendments), 6.3(c) (Beneficiary, Successors and Assigns), 6.3(d) (No Implied Waivers or Notice Rights), 6.3(e) (Counterparts), Section 6.3(f) (Electronic Signatures), 6.4 (Notices), 6.7 (Severability) and 6.15 (Interpretation) (containing various interpretative provisions and additional definitions) thereof. In addition, without limitation, (a) Section 6.6 (Governing Law and Courts) thereof provides that this letter shall be governed by and construed in accordance with the laws of the State of Delaware and that Proceedings in respect hereto shall be brought exclusively in the Delaware state courts sitting in Wilmington, DE or the federal courts for the District of Delaware sitting in Wilmington, DE (subject to certain exceptions for enforcement Proceedings brought by the Collateral Agent or any Purchaser Party) and (b) in Section 6.16 (Waiver of Jury Trial, Certain Other Rights), the parties thereto (which include the parties hereto) thereby irrevocably and unconditionally waived, to the fullest extent permitted by applicable Regulations, any right that they may have to trial by jury of any claim or cause of action or in any Proceeding, directly or indirectly based upon or arising out of, under or in connection with, this amendment or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). The parties hereto hereby reaffirm all of these and all other provisions of the Transaction Documents applying to the Transaction Documents as applying to this letter, all of which are hereby incorporated herein by reference.

[Signature page Follows]

This amendment may be executed in counterparts, which may be effectively transmitted by fax or e-mail (in each case return receipt requested and obtained) and which, together, shall constitute one and the same instrument.

Very truly yours,

ASCENT PARTNERS FUND LLC,
as Holder

By:	/s/Mikhail Gurevich
	Name:	Mikhail Gurevich
	Title:	Authorize Signatory

Accepted and Agreed
As of the Date First Written Above:

PROFUSA, INC., a Delaware corporation,
as Company

By:	/s/ Ben Hwang
	Name:	Ben Hwang
	Title:	CEO

Ben Hwang
as Company Party

/s/ Ben Hwang

William McMillan
as Company Party

By:	/s/ William McMillan

Northview Sponsor I LLC
as Company Party

By:	/s/ Fred Knechtel
	Name:	Fred Knechtel
	Title:	Managing Partner

PROFUSA, INC., a California corporation,
as Company Party

By:	/s/ Ben Hwang
	Name:	Ben Hwang
	Title:	CEO

- 4 -